UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2006 (December 13, 2006)

THE NASDAQ STOCK MARKET, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32651	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Liberty Plaza, New York, New York 10006

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (212) 401-8700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)(i) New Employment Agreement with President and CEO

On December 13, 2006, Nasdaq’s board of directors approved the terms and conditions of an amended and restated employment agreement to be entered into between Nasdaq and Robert Greifeld, our President and CEO. Nasdaq and Mr. Greifeld expect to enter into the amended and restated employment agreement as soon as possible.

The agreement will have an initial term ending on December 31, 2010. The agreement will automatically extend for one-year renewals thereafter unless either party, at least 180 days prior to the expiration of the initial term or a renewal period, gives notice of its intent not to extend the agreement.

The agreement will provide for:

•	annual base salary of not less than $1,000,000; and

•	annual incentive compensation that is targeted at 200% of base salary based on the achievement of one or more performance goals established for such year by the Management Compensation Committee of Nasdaq’s board of directors after consultation with Mr. Greifeld (Target Bonus).

Under the agreement, Mr. Greifeld will be granted 80,000 performance share units annually for four years. The first annual grant will be effective in the first quarter of 2007. Each annual grant will be subject to continued employment and a three-year performance period. For example, the 80,000 units granted in the first quarter of 2007 will be subject to a performance period from January 2007 until December 2009. At the end of a performance period, Mr. Greifeld may earn from 0% to 150% of the 80,000 shares granted, depending upon the attainment of goals established by the Management Compensation Committee. In order to secure the tax deductibility of payments made pursuant to the grant under Section 162(m) of the Internal Revenue Code of 1986, as amended, the grant of performance shares to Mr. Greifeld will be conditioned upon and subject to approval by Nasdaq’s shareholders of performance-related criteria and related amendments to the Nasdaq Stock Market Inc. Equity Incentive Plan (Equity Plan). Such approval will be sought in 2007.

Under his current employment agreement, Mr. Greifeld is fully vested in his supplemental retirement benefits under Nasdaq’s Supplemental Executive Retirement Plan (SERP) upon the later of his attainment of age 49 while employed by Nasdaq and his completion of four years of service.

If Mr. Greifeld’s employment is terminated without cause by Nasdaq, or for good reason by Mr. Greifeld, he will be entitled to a severance amount equal to his:

•	one year’s annual base salary and bonus; and

•	SERP benefits as if he were fully vested in the SERP.

In addition, Mr. Greifeld’s vested options would remain exercisable for 36 months, his unvested options would continue to vest for 30 months subject to restrictive covenants and his performance share units would continue to vest subject to the attainment of performance goals and restrictive covenants.

If Mr. Greifeld’s employment is terminated within two years after a change in control, without cause by Nasdaq or for good reason by Mr. Greifeld, he will be entitled to a severance amount equal to:

•	one year’s annual base salary and bonus;

•	a pro rata portion of his Target Bonus for the calendar year in which his termination occurs; and

•	SERP benefits as if he were fully vested in the SERP.

Mr. Greifeld would also receive a modified excise tax reimbursement and gross up limited to 300% of one year’s annual base salary and bonus; however, if his severance payments are less than 330% of the “base amount” as defined under Section 280G of the Internal Revenue Code, the severance payments would be reduced to an amount that would not trigger tax.

(ii) Equity Awards to President and CEO

In connection with the amendment and restatement of Mr. Greifeld’s employment agreement, on December 13, 2006, the Management Compensation Committee of Nasdaq’s board of directors approved a grant of 960,000 non-qualified stock options to Mr. Greifeld under the Equity Plan.

Each non-qualified stock option has a ten-year term and exercise price of $35.92, which is equal to the closing price of Nasdaq’s common stock on The Nasdaq Global Select Market on the date of grant, December 13, 2006. The options will vest as follows:

•	80,000 shares on December 13, 2007;

•	160,000 shares of December 13, 2008;

•	240,000 shares on December 13, 2009;

•	240,000 shares on December 13, 2010;

•	160,000 shares on December 13, 2011; and

•	80,000 shares on December 13, 2012.

(iii) Increases in Cash Compensation for Other Named Executive Officers

On December 13, 2006, Nasdaq’s board of directors approved increases in base salary and targeted bonus opportunity for seven executive officers, including all named executive officers, except our President and CEO. These cash compensation increases will take effect in 2007. Executive officers may receive a higher or lower bonus payment than their targeted bonus opportunity, depending upon their achievement of performance measures to be set by the board of directors in early 2007.

The following table shows the compensation increases for all of the named executive officers other than the President and CEO:

Name and Principal Position	Base Salary		Targeted Bonus Opportunity		Total Cash Compensation at Targeted Bonus Opportunity
	2006	2007	2006	2007	2006	2007
David Warren, Executive Vice President and Chief Financial Officer	$400,000	$425,000	$400,000	$500,000	$800,000	$925,000
Edward Knight, Executive Vice President and General Counsel	$418,000	$425,000	$418,000	$500,000	$836,000	$925,000
Christopher Concannon, Executive Vice President	$325,000	$375,000	$400,000	$500,000	$725,000	$875,000
Adena Friedman, Executive Vice President	$325,000	$375,000	$400,000	$500,000	$725,000	$875,000

(iv) Equity Grants to All Employees

On December 13, 2006, the Management Compensation Committee of Nasdaq’s board of directors approved grants of non-qualified stock options and/or restricted stock awards to all active Nasdaq employees, including all named executive officers. The equity grants made to our President and CEO are discussed separately above.

These options and restricted stock awards were granted under the Equity Plan. Each of these non-qualified stock options has a ten-year term and exercise price of $35.92, which is equal to the closing price of Nasdaq’s common stock on The Nasdaq Global Select Market on the date of grant, December 13, 2006.

These options and restricted stock awards will vest over three to six years. The first 50% of these awards will vest in four years, on December 13, 2010, subject to accelerated vesting in three years or extended vesting in five years, depending on the achievement of performance goals. The second 50% of these awards will vest in five years, on December 13, 2011, subject to accelerated vesting in four years or extended vesting in six years, depending on the achievement of performance goals.

The following table shows the equity awards to all of the named executive officers other than the President and CEO:

Name and Principal Position	Amount of Stock Options (#)	Amount of Restricted Stock (#)
David Warren, Executive Vice President and Chief Financial Officer	28,801	9,615
Edward Knight, Executive Vice President and General Counsel	28,801	9,615
Christopher Concannon, Executive Vice President	32,558	10,870
Adena Friedman, Executive Vice President	32,558	10,870

Item 8.01. Other Information.

On December 15, 2006, The Nasdaq Stock Market, Inc. issued a press release announcing that its board of directors had approved the terms and conditions of an amended and restated employment agreement to be entered into between Nasdaq and Robert Greifeld, its President and CEO.

A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release dated December 15, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NASDAQ STOCK MARKET, INC.

Dated: December 19, 2006	By:	/s/ Edward S. Knight

Edward S. Knight Executive Vice President and General Counsel